UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 28, 2008

Cherokee International Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50593	95-4745032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2841 Dow Avenue, Tustin, California	92780
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(714) 544-6665

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On March 28, 2008, Cherokee International Corporation (the "Company") issued a press release regarding its financial results for its fiscal fourth quarter ended December 30, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

In the Company’s press release attached as Exhibit 99.1 hereto, and in its conference call scheduled for 11:00 a.m. Eastern time/8:00 a.m. Pacific time today, the company plans to report certain financial information, including net income, earnings per share, operating expenses, and a non-cash impairment charge related to the Company’s European operation, on both a GAAP and a non-GAAP basis. The Company believes that the non-GAAP measures presented in the press release, and during the conference call, are useful to investors as they provide an alternative method for comparing the Company’s operating performance against the prior and sequential periods, excluding a $5.2 million non-cash impairment charge for goodwill that occurred during the fourth quarter of fiscal 2007.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits.

99.1      Press Release issued by the Company dated March 28, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INTERNATIONAL
CORPORATION

Date:	March 28, 2008	By:	/s/ Linster W. Fox
		Name:	Linster (Lin) W. Fox
		Title:	Chief Financial Officer